                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

   Filed by the registrant [X]
   Filed by a party other than the registrant [ ]
   Check the appropriate box:
   [ ]  Preliminary proxy statement
   [X]  Definitive proxy statement
   [ ]  Definitive additional materials
   [ ]  Soliciting material pursuant to Rule 14a-12

                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

   Payment of filing fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

        (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

        (5) Total fee paid:

--------------------------------------------------------------------------------

   [ ] Fee paid previously with preliminary materials

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

--------------------------------------------------------------------------------

       (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

       (3) Filing party:

--------------------------------------------------------------------------------

       (4) Date filed:

--------------------------------------------------------------------------------

                             ARK RESTAURANTS CORP.
                                85 FIFTH AVENUE
                            NEW YORK, NEW YORK 10003

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 14, 2001

To Shareholders of
ARK RESTAURANTS CORP.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ARK RESTAURANTS CORP. (the 'Company') will be held on March 14, 2001 at 10:00 A.M. at Bryant Park Grill, located at 25 West 40th Street, New York, New York for the following purposes:

        (1) To elect a board of nine directors;

        (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year; and

        (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 6, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

    YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

                                           By Order of the Board of Directors,

                                           VINCENT PASCAL
                                           Secretary

New York, New York
February 9, 2001

                              ARK RESTAURANTS CORP.

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the 'Board') of Ark Restaurants Corp., a New York corporation (the 'Company'), of proxies to be used at the Annual Meeting of Shareholders to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M. on March 14, 2001 and at any adjournment or adjournments thereof (the 'Meeting').

    If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein and if no instructions are given, will be voted (i) IN FAVOR of the nominees for election as directors and (ii) IN FAVOR of the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the 2001 fiscal year. Election of directors is by a plurality of votes cast at the Meeting in person or by proxy. All other proposals to be considered at the Meeting will be determined by a plurality of votes cast at the Meeting in person or by proxy.

    The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting. Such revocation will not affect any vote taken prior thereto. The mere presence at the Meeting of the person appointing a proxy will not revoke the appointment.

    The approximate date this Proxy Statement and the accompanying Proxy were first mailed to shareholders was on or about February 9, 2001. The Company's principal executive offices are located at 85 Fifth Avenue, New York, New York 10003.

                        VOTING SECURITIES -- RECORD DATE

    Only holders of record of the Company's Common Stock at the close of business on February 6, 2001 will be entitled to notice of and to vote at the Meeting. On that date 3,181,699 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information at January 29, 2001, with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, and (iii) all officers and directors of the Company as a group:

                   NAME AND ADDRESS                         AMOUNT AND NATURE OF
                  OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
                  -------------------                     -----------------------     ----------------
Michael Weinstein .....................................            964,138(2)             28.9%
  85 Fifth Avenue
  New York, New York 10003

FMR Corp ..............................................            285,000(3)              8.5%
  82 Devonshire Street
  Boston, Massachusetts 02109

Bruce R. Lewin ........................................            231,600                 6.9%
  c/o Bruce R. Lewin Gallery
  136 Prince Street
  New York, New York 10012

Arthur Zankel .........................................            225,000(4)              6.7%
  535 Madison Avenue
  New York, New York 10022

Vincent Pascal ........................................             71,190(5)              2.1%
  85 Fifth Avenue
  New York, New York 10003

Robert Towers .........................................             77,750(6)              2.3%
  85 Fifth Avenue
  New York, New York 10003

Donald D. Shack .......................................             42,603(7)              1.3%
  530 Fifth Avenue
  New York, New York 10036

Andrew Kuruc ..........................................             49,550(8)              1.5%
  85 Fifth Avenue
  New York, New York 10003

Jay Galin .............................................             26,000              Less than 1%
  520 Eighth Avenue
  New York, New York 10018

Ernest Bogen ..........................................             17,320(9)           Less than 1%
  85 Fifth Avenue
  New York, New York 10003

Paul Gordon ...........................................             36,250(10)             1.1%
  85 Fifth Avenue
  New York, New York 10003

Mitchell Levy(11) .....................................                  0                  0%
  38 Woods Drive
  Roslyn, New York 11576

All directors and officers as a group (nine persons)...          1,516,401(12)            45.4%

--------------

 (1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

 (2) Includes 24,800 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power and 65,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1996 Stock Option Plan.

 (3) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 12, 2000. Fidelity Management & Research Company ('Fidelity'), a wholly-owned subsidiary of FMR Corp.,
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     is the beneficial owner of 285,000 shares as a result of acting as investment adviser to several investment companies. The ownership by one investment company, Fidelity Low-Priced Stock Fund, amounted to 285,000 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 285,000 shares.

 (4) Based upon information set forth in Schedule 13D filed by Mr. Arthur Zankel with the Securities and Exchange Commission on or about July 6, 2000.

 (5) Includes 21,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

 (6) Includes 21,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

 (7) Includes 40,000 shares owned by Skylark Partners, a partnership of which Mr. Shack is a general partner.

 (8) Includes 21,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

 (9) Includes 7,320 shares owned by Mr. Bogen's spouse, as to which Mr. Bogen disclaims beneficial ownership.

(10) Includes 28,750 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(11) Mr. Levy resigned as officer of the Company effective September 9, 2000.

(12) Includes 157,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

                              -------------------

    In the event of the death of Michael Weinstein, the Company has agreed to purchase from his estate, at the option of his executor or legal representative, such number of shares of Common Stock as may be purchased with the proceeds of a $5,000,000 insurance policy maintained by the Company on the life of Mr. Weinstein, at a price per share equal to the greater of the then book value or the then fair market value of such shares. The Company is obligated to maintain $5,000,000 of insurance on the life of Mr. Weinstein during the term of the agreement.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    A board of nine directors is to be elected at the Meeting. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

    Each of the persons named below is at present a director of the Company. If for any reason any nominee is not a candidate for election at the Meeting, such proxies will be voted for a substitute nominee and for the others named below. The Board does not anticipate that any of the nominees will not be a candidate.

                                             PRINCIPAL OCCUPATION AND                   DIRECTOR
        NAME           AGE                   POSITION WITH THE COMPANY                   SINCE
        ----           ---                   -------------------------                   -----
Ernest Bogen.........  69    Chairman of the Board of the Company                         1983
Michael Weinstein....  57    President of the Company                                     1983
Vincent Pascal.......  57    Vice President and Secretary of the Company                  1985
Robert Towers........  53    Vice President and Treasurer of the Company                  1987
Andrew Kuruc.........  43    Vice President and Controller of the Company                 1989
Paul Gordon..........  49    Vice President of the Company                                1996
Donald D. Shack......  72    Attorney, member of law firm of Shack & Siegel, P.C.,        1985
                             general counsel to the Company
Jay Galin............  64    Chief Executive Officer, G&G Retail, Inc.                    1988
Bruce R. Lewin.......  53    Owner -- Bruce R. Lewin Gallery                          2000

--------------

    ERNEST BOGEN has been a director of the Company since its inception in January 1983 and was also Secretary until September 1985 and Treasurer until March 1987. He was elected Chairman of the Board of Directors of the Company in September 1985. Since 1978, Mr. Bogen has been an officer, director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operates a restaurant in New York City. Mr. Bogen is also an officer, director, and 25% shareholder of RSWB Corp. which operates a restaurant in New York City that it acquired in June 1997, and of BSWR Corp. which operates a restaurant in New York City that it acquired in April 1998. During the past five years, Mr. Bogen had various interests in entities which owned and operated restaurants in Florida. At the present time, Mr. Bogen is an officer, director and 25% shareholder of BSRS Corp. which owns and operates a restaurant in Boca Raton, Florida that it acquired in February 1999.

    MICHAEL WEINSTEIN has been President and a director of the Company since its inception in January 1983. Mr. Weinstein has been an officer, director and 25% shareholder of Easy Diners, Inc. since 1978, RSWB Corp. since June 1997 and BSWR since April 1998. Mr. Weinstein spends substantially all of his business time on Company-related matters.

    VINCENT PASCAL was elected Vice President and a director of the Company in October 1985. Mr. Pascal became Secretary of the Company in January 1994.

    ROBERT TOWERS has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987.

    ANDREW KURUC was elected Vice President of the Company in 1993 and a director of the Company in November 1989. Mr. Kuruc has been employed as Controller of the Company since April 1987.

    PAUL GORDON has been employed by the Company since 1983 and was elected as a director in November 1996. Mr. Gordon is the manager of the Company's Las Vegas operations and Senior Vice President and a director of the Company's Las Vegas subsidiaries. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company's operations in Washington, D.C. commencing in 1989.

    DONALD D. SHACK was elected a director of the Company in October 1985. Since April 1993, Mr. Shack has been a member of the law firm of Shack & Siegel, P.C., general counsel to the Company. From January 1990 to April 1993, Mr. Shack was a member of the law firm of Whitman & Ransom, which firm was general counsel to the Company during that time. Mr. Shack is also a director of the following publicly-held companies: Andover Togs, Inc., International Citrus Corporation and Just Toys, Inc.

    JAY GALIN was elected a director of the Company in January 1988. Since August 1998, Mr. Galin has been Chairman of the Board of G & G Retail Holdings, Inc. and its subsidiary G & G Retail, Inc., a chain of retail clothing stores. For more than five years prior thereto, Mr. Galin was President of its predecessor, G. & G. Shops, Inc.

    BRUCE LEWIN was elected a director of the Company in February 2000. Mr. Lewin is the owner and operator of Bruce R. Lewin Gallery, a fine art gallery in Soho, New York. Mr. Lewin was formerly a director of the Bank of Great Neck (In New York), a former director and officer of Continental Hosts, Ltd., and a former director of the New York City Chapter of the New York State Restaurant Association.

                              -------------------

    The Company provides purchasing and bookkeeping services to restaurants in which Messrs. Weinstein and Bogen have interests, for which the Company receives a fee which has not exceeded $30,000 in any fiscal year.

    All officers of the Company are elected by and serve at the pleasure of the Board. There are no family relationships among any of the directors.

    Messrs. Galin, Lewin and Shack, the Company's non-employee directors, were each paid $5,000 in fiscal year 2000 for their services to the Company as directors.

    The Company made loans to Michael Weinstein, Robert Towers and Vincent Pascal, which loans were made primarily in connection with the exercise of stock options as provided under the Company's Stock Option Plans. All of the loans bear interest at the prime rate in effect from time to time. The loans are payable on demand. During fiscal 2000, the largest amount of indebtedness of Mr. Weinstein outstanding at any one time was $717,681. As of January 11, 2001, Mr. Weinstein was indebted to the Company in the amount of $117,681. During fiscal 2000, the largest amount of indebtedness of Mr. Towers outstanding at any one time was $379,561. As of January 10, 2001, Mr. Towers was indebted to the Company in the amount of $402,761. During fiscal 2000, the largest amount of indebtedness of Mr. Pascal outstanding at any one time was $194,197. As of January 10, 2001, Mr. Pascal was indebted to the Company in the amount of $176,048.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    Messrs. Lewin and Galin currently serve as members of the Stock Option Committee of the Board. The Stock Option Committee administers the Company's 1996 Stock Option Plan. During the last fiscal year the Stock Option Committee held no meetings and took no action by unanimous written consent of the members of the Committee.

    Messrs. Galin, Lewin and Shack currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing Company's accounting policies. Messrs. Galin and Lewin are independent directors, within the meaning of Rule 4200(a)(14). While Mr. Shack is not an independent director, within the meaning of NASD Rule 4200, (due to his membership in a law firm that represents the Company), the Board has determined that Mr. Shack's membership on the Audit Committee is required by the best interests of the Company and its shareholders, because Mr. Shack has served on the Audit Committee of the Company for many years and on the board and audit committees of several other publicly traded corporations. He is very familiar with the work and responsibilities of the Committee, and the financial analysis that is required. The Board has adopted a written charter for this Committee, and a copy of the charter is included as an appendix to this proxy statement. The report of this committee is set forth later in this proxy statement. The Audit Committee held one meeting during the past fiscal year.

    The Company does not have a Nominating Committee.

    Messrs. Bogen, Galin and Shack currently serve as members of the Compensation Committee. The Compensation Committee is responsible for reviewing the Company's compensation policies, establishing the compensation for the President and Chief Executive Officer of the Company and making recommendations on compensation for other executive officers of the Company. The Compensation Committee held one meeting during the past fiscal year.

    During the Company's past fiscal year, the Board held one meeting and took action on four occasions by unanimous written consent of the members of the Board. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he served, except for Paul Gordon and Ernest Bogen who were absent from one meeting held by the Board during the past fiscal year.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2000, 1999, and 1998 fiscal years, of those persons who were, at September 30, 2000, (i) President and Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company (and one former officer).

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL              LONG-TERM
                                                               COMPENSATION          COMPENSATION
                                                           --------------------   ------------------
           NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)   OPTIONS AWARDED(#)
           ---------------------------              ----   ---------   --------   ------------------
Michael Weinstein ................................  2000    458,090     44,435           --
  President and Chief Executive Officer             1999    429,023       --            60,000
                                                    1998    400,354     80,190           --
Vincent Pascal ...................................  2000    230,943     22,099           --
  Vice President and Secretary                      1999    216,354       --            15,000
                                                    1998    205,167     40,180           --
Robert Towers ....................................  2000    230,943     22,099           --
  Vice President and Treasurer                      1999    220,217       --            15,000
                                                    1998    199,513     40,180           --
Andrew Kuruc .....................................  2000    180,455     17,270           --
  Vice President and Controller                     1999    169,077       --            15,000
                                                    1998    160,019     31,400           --
Paul Gordon ......................................  2000    176,947     81,361           --
  Vice President                                    1999    163,866     75,698          15,000
                                                    1998    184,675     63,821           --
Mitchell Levy(1)..................................  2000    237,303     25,000           --
                                                    1999    250,000       --             --
                                                    1998    134,615       --           100,000

---------

(1) Mr. Levy resigned as Vice President of the Company effective September 9, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

    No options to purchase the Company's Common Stock were granted in fiscal year 2000 to the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The table shown below sets forth certain information for the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company (i) with respect to option exercises during fiscal 2000 and (ii) at September 30, 2000, with respect to unexercised options to purchase shares of the Company's Common Stock under the Company's 1985 and 1996 Stock Option Plans.

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                  SHARES                          YEAR-END                AT FISCAL YEAR-END(1)
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME               ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Michael Weinstein.............    13,000       13,000      52,500         57,500          --             --
Vincent Pascal................      --           --        16,875         15,625          --             --
Robert Towers.................    13,000       13,000      16,875         15,625          --             --
Andrew Kuruc..................      --           --        16,875         15,625          --             --
Paul Gordon...................     7,500        7,500      22,500         17,500          --             --
Mitchell Levy(2)..............      --           --          --             --            --             --

---------

(1) Based on the closing sale price of $9.1875 on the NASDAQ/National Market System of the Company's Common Stock on September 29, 2000.

(2) Mr. Levy resigned as Vice President of the Company effective September 9, 2000.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the period commencing September 25, 1995 and ending September 30, 2000 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes a $100 investment in the Company's Common Stock and in each index on September 25, 1995 and that all dividends paid by companies included in each index were reinvested.



                           [PERFORMANCE GRAPH]


                                             9/25/95   9/27/96   9/26/97   10/2/98   10/1/99   9/30/00
                                             -------   -------   -------   -------   -------   -------
Ark Restaurants Corp.......................   100.00    97.36    115.79    103.95    105.26     96.72
Market Index -- Nasdaq Stock
  Market (US Companies)....................   100.00   116.75    158.69    164.91    266.79    364.95
Peer Index -- (SIC Code 5812 --
  Eating and drinking places)..............   100.00   115.98    123.39    128.37    166.21    127.97

    The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee, consisting of Messrs. Bogen, Galin and Shack, determines the compensation of the President and sets policies for and reviews with the President the compensation awarded to the other principal executives.

    The Company's current executive officers consist of the President, Messrs. Pascal, Towers, Kuruc and Gordon. The three elements of their compensation have been salary, bonus and stock options.

    The President is the founder of the Company. He owns over 939,000 shares of Company stock (including exercisable options), approximately 28% of the outstanding shares. The Compensation Committee believes he is substantially motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Compensation Committee has not considered it necessary to specifically relate the President's compensation to corporate performance.

    The President's annual salary was increased from $400,354 during fiscal 1998 to $429,023 in fiscal 1999 and $458,090 in fiscal 2000. Effective January 1, 2001, the President's annual salary was increased to $550,000. The President was also paid a bonus of $80,190 in fiscal 1998 and $44,435 in fiscal 2000. He did not receive a bonus for fiscal 1999. In April 1999, he received options to purchase an additional 60,000 shares of Common Stock. The Compensation
Committee believes the compensation paid to the President to be comparable or less than that generally paid to chief executive officers at comparable companies.

    The Compensation Committee relies extensively on the views of the President in determining salaries paid to Messrs. Pascal, Towers, Kuruc, and Gordon. Their salary levels are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size and also reflect assessments of past performance and expectations concerning future contributions to the Company and its business.

    It is through the use of stock options that the Company has endeavored to relate corporate performance and compensation of the other executives. The Board believes that significant stock ownership is a major incentive in building shareholder wealth and aligning the interests of employees and shareholders. In January 1997, Messrs. Pascal, Towers and Kuruc each received options to purchase 17,500 shares of Common Stock, and Mr. Gordon received options to purchase 25,000 shares. In April 1999, Messrs. Pascal, Towers, Gordon and Kuruc, each received options to purchase 15,000 shares of Common Stock.

    Stock options are granted by the Company's Stock Option Committee consisting of Messrs. Lewin and Galin. They consult with the Compensation Committee in awarding options to the Company's executives. All options granted under the Company's 1996 Stock Option Plan were granted at an exercise price equal to market price on the date of grant.

              Jay Galin          Ernest Bogen          Donald D. Shack

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Ernest Bogen is Chairman of the Board of the Company and formerly an executive officer of the Company. Mr. Bogen is also an officer, director and 25% shareholder of each of Easy Diners, Inc. and RSB Corp., each of which is a Restaurant management company that operates a Restaurant in New York City. Mr. Weinstein is also an officer, director and 25% shareholder of Easy Diners, Inc. and RSB Corp. Donald D. Shack is a member of the firm of Shack & Siegel, P.C., general counsel to the Company.

        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    It is proposed that shareholders ratify the appointment by the Board of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 29, 2001. The Company expects representatives of Deloitte & Touche LLP to be present at the Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

    Approval by the shareholders of the appointment of independent auditors is not required, but the Board deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the meeting do not approve the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board.

    The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company.

                             AUDIT COMMITTEE REPORT

    The audit committee of the Board of Directors of the Company is composed of three directors and operates under a written charter adopted by the Board of Directors, attached as Appendix A. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

    In keeping with that responsibility, the audit committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the audit committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, 'Communications with Audit Committees.'

    The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' and has discussed with the independent accountants their independence.

    Based on the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management and the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

    This report is respectfully submitted by the audit committee of the Board of Directors.

    Bruce R. Lewin, Jay Galin and Donald D. Shack

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the 'Commission') and the NASDAQ/National Market System. Officers, directors and greater than ten percent stockholders are required by the Commission's regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2000.

                               VOTING PROCEDURES

    Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for shareholders to mark if they wish to abstain on Proposal 2. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on a specific proposal presented to shareholders at the Meeting, abstentions will be considered as present and voting with respect to that specific proposal, whereas broker non-votes will not be considered as present and voting with respect to that specific proposal. Abstentions are not counted in determining the votes cast with respect to the ratification of the selection of independent auditors and will have no effect on the vote.

    Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors and the selection of independent auditors.

                             SHAREHOLDER PROPOSALS

    As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

    To be included in the Company's proxy statement and proxy relating to the Company's 2002 Annual Meeting of Shareholders, shareholder proposals should be received by the Company on or before October 15, 2001. If we do not receive notice of a stockholder proposal to be acted upon at our 2002 Annual Meeting of Shareholders on or before December 27, 2001, our proxy for that meeting may confer discretionary authority to vote on any such proposal.

                                 ANNUAL REPORT

    The 2000 Annual Report of the Company, including financial statements, is being mailed together with this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy on February 9, 2000 to each shareholder of record.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDERS OF RECORD ON FEBRUARY 6, 2001 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 85 FIFTH AVENUE, NEW YORK, NEW YORK 10003, ATTENTION: TREASURER. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

    IT IS IMPORTANT THAT THE ACCOMPANYING PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                      MANNER AND EXPENSES OF SOLICITATION

    The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone, or telegraph but they will not receive additional compensation for such services. The Company may also retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of the Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out-of-pocket expenses incurred in respect thereto.

                                          ARK RESTAURANTS CORP.

New York, New York
February 9, 2001

                                                                      APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                             ARK RESTAURANTS CORP.

    This Audit Committee Charter ('Charter') has been adopted by the Board of Directors (the 'Board') of Ark Restaurants Corp. (the 'Company'). The Audit Committee of the Board (the 'Committee') shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

ROLE, INDEPENDENCE AND ORGANIZATION

    The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable NASD rules. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

RESPONSIBILITIES

    Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

1. Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

2. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.
3.
     Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

4. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

 5. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

 6. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

 7. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, and may be in person or by telephone.)

 8. Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

 9. Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

10. Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

                                  APPENDIX B

                             ARK RESTAURANTS CORP.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 14, 2001

   THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT TOWERS and DONALD D. SHACK, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the 'Company') which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, March 14, 2001 at 10:00 A.M. local time at Bryant Park Grill, 25 West 40th Street, New York, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement.

[ ] _____________________      __________

  ACCOUNT NUMBER               COMMON

   (1) ELECTION OF A BOARD OF NINE DIRECTORS

                                                                                 WITHHOLD AUTHORITY
                         NOMINEE                       VOTE FOR                    TO VOTE FOR
                         -------                       --------                    -----------
                      Ernest Bogen                        [ ]                           [ ]
                      Michael Weinstein                   [ ]                           [ ]
                      Vincent Pascal                      [ ]                           [ ]
                      Robert Towers                       [ ]                           [ ]
                      Andrew Kuruc                        [ ]                           [ ]
                      Donald D. Shack                     [ ]                           [ ]
                      Jay Galin                           [ ]                           [ ]
                      Paul Gordon                         [ ]                           [ ]
                      Bruce Lewin                         [ ]                           [ ]

                                                              (See reverse side)

   (2) Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.

                  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

   (3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEM 2.

                                                 Dated: __________________, 2001


                                                 _______________________________
                                                            SIGNATURE

                                                 NOTE: Please sign exactly as
                                                 your name or names appear
                                                 hereon. Joint owners should
                                                 each sign personally. When
                                                 signing as executor,
                                                 administrator, corporation,
                                                 officer, attorney, agent,
                                                 trustee or guardian, etc.,
                                                 please add your full title to
                                                 your signature.

NOTE: Please mark, date, sign and mail this proxy in the envelope enclosed for this purpose. No postage is required for mailing in the United States.